Exhibit 10.53

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT dated as of October 15, 2003 is entered into effective as of February 2, 2004 by and among Syntroleum Corporation, a Delaware corporation (the “Company”), and Mr. Ziad Ghandour (“Mr. Ghandour”), principal of TI Capital Management (the “Consultant”).

RECITALS

WHEREAS, the Company and the Consultant are parties to that certain letter agreement, dated as of October 3, 2003, as amended (the “Letter Agreement”), relating to certain consulting services to be rendered by the Consultant to the Company with respect to business development related to the Company’s gas-to-liquids process and the sale to Mr. Ghandour of 400,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, the Company and the Consultant have entered into an amendment to the Letter Agreement for the purpose of amending and restating the Letter Agreement and relating to the issuance to Mr. Ghandour of warrants (the “Warrants”) to purchase 1,170,000 shares of Common Stock (the “Warrant Shares”) pursuant to the terms therein;

WHEREAS, the Company and Mr. Ghandour desire to amend the terms of the Registration Rights Agreement dated as of October 15, 2003 (the “Original Agreement”);

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Section 1.1 of the Original Agreement is hereby amended by substituting the following for the definition of “Registrable Securities”:

“Registrable Securities” shall mean (A) the Shares, (B) the Warrants, (C) the Warrant Shares, and (D) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares, the Warrants or the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they are held by a Holder or a permitted transferee pursuant to subsection 2.1(i) and (1) have not been disposed of pursuant to a registration statement declared effective by the SEC or (2) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. Notwithstanding the foregoing, securities shall cease to constitute Registrable Securities when such Holder may sell under Rule 144 under the Securities Act in a three-month period all Registrable Securities then held by such Holder.

2. Section 2.1(b) of the Original Agreement is hereby amended as follows:

(b) Demand Registration. No later than April 30, 2004, the Company will file a Registration Statement on Form S-3 (or Form S-8 if the Company in its sole discretion determines that the Registrable Securities are eligible for registration on such Form) with the SEC with respect to the Registrable Securities and will use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

SYNTROLEUM CORPORATION

By:
	Name:	John B. Holmes, Jr.
	Title:	President and Chief Operating Officer

ZIAD GHANDOUR

Ziad Ghandour

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